CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


U.S. Home & Garden, Inc.
San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated August 27, 1999, except for Note 6 which is as of September 30, 1999, relating to the consolidated financial statements and schedules of U.S. Home & Garden, Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.


/s/ BDO Seidman LLP

BDO SEIDMAN, LLP
Kalamazoo, Michigan
July 6, 2000